                                                                     Exhibit 3.1


                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                           FIELDWORKS, INCORPORATED


                                ARTICLE 1. NAME

     The name of the corporation is "FieldWorks, Incorporated."

                         ARTICLE 2. REGISTERED OFFICE

     The address of the registered office of the corporation is 7600 Golden Triangle Drive, Eden Prairie, Minnesota 55344.

                         ARTICLE 3. AUTHORIZED SHARES

     The aggregate number of authorized shares of the corporation is 15,000,000 shares, $.01 par value, and which shall be divisible into classes and series, have the designation, voting rights, and other rights and preferences, and be subject to the restrictions, that the board of directors may from time to time establish, fix, and determine, consistent with these articles of incorporation Unless otherwise designated by the board of directors, all issued shares shall deemed common shares with equal rights and preferences.

                        ARTICLE 4. NO CUMULATIVE VOTING

     There shall be no cumulative voting by the shareholders of the corporation.

                        ARTICLE 5. NO PREEMPTIVE RIGHTS

     The shareholders of the corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind, or series of the corporation.

                      ARTICLE  6. NO ISSUANCE OF SHARES

     The shareholders of the corporation shall not have any rights to issue shares or rights to acquire shares of the corporation.

                    ARTICLE 7. WRITTEN ACTION BY DIRECTORS

     An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present.

                         ARTICLE 8. DIRECTOR LIABILITY

     To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                            ARTICLES OF CORRECTION

                                      OF

                           FIELDWORKS, INCORPORATED

     In order to correct the Amended and Restated Articles of incorporation as filed with the Minnesota Secretary of State on August 27, 1993, in accordance with the provisions set forth in Minnesota Statute Section 5.16, the undersigned hereby makes the following statements

     1. The name of the person who filed  the instrument is Gary J. Beeman.

     2. The instrument to be corrected is the Amended and Restated Articles of Incorporation of Fieldworks, Incorporated filed with the Minnesota Secretary of State on August 27,1993.

     3. The error to be corrected is the stated par value of the corporation's common stock.

     4. The following portions of the Amended and Restated Articles of Incorporation are hereby set forth in their entirety as follows:.

                        "ARTICLE 3.  AUTHORIZED SHARES
                        ------------------------------

     The aggregate number o(Pounds) authorized shares of the corporation is 15,000,000 shares, $.001 par value, and which shall be divisible into classes and series, have the designation, voting rights, and other rights and preferences, and be subject to the restrictions, that the board of directors may from time to time establish, fix, and determine, consistent with the articles of incorporation. Unless otherwise designated by the board of directors, all issued shares shall be deemed common shares with equal rights and preferences."

Dated: March 25, 1994



                                        (s) Gary J. Beeman
                                        ----------------------------------------
                                        Gary J. Beeman, President,
                                        Fieldworks, Incorporated

                              STATE OF MINNESOTA
                              SECRETARY OF STATE
                     NOTICE OF CHANGE OF REGISTERED OFFICE
                               REGISTERED AGENT


     Please read the instructions on the back before completing this form.


1. Corporate Name:

     fieldworks, Inc.

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A POST OFFICE BOX IS NOT ACCEPTABLE.

     9961 Valley View Road  Eden Prairie MN 55344


3. Registered .Agent (Registered agents are required for foreign corporations but optional for MINNESOTA corporations):
                    ---------

If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT USE THE CORPORATE NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A. 123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this certificate under oath.

Signature of Authorized Persons


Name and Telephone Number of a Contact Person:   RoseMary Luebke   612/947-0856

     Filing Fee:  Minnesota Corporations, Cooperatives and
                  Limited Liability Companies: $35.00

                  Non-Minnesota Corporations: $50.00

                  Make checks payable to Secretary of State

     Return to:   Minnesota Secretary of State
                  180 State Office Building
                  100 Constitution Avenue
                  St. Paul, MN  55155-1299
                  (612)296-2803

                              STATE OF MINNESOTA
                              DEPARTMENT OF STATE
                                  DEC 29 1994
                                    071239